UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2006

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.		20036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 29, 2006, the Compensation Committee of the Board of Directors of Liquidity Services, Inc. (the “Company”) approved stock option grants under the 2006 Omnibus Long-Term Incentive Plan (the “2006 Plan”) to certain executives of the Company. Specifically, the Compensation Committee awarded stock options for 75,000 shares each to Mr. Benjamin R. Brown and Mr. Thomas B. Burton, and stock options for 30,000 shares each to Mr. James M. Rallo and Mr. James E. Williams. The exercise price of these options is $12.89, which was the closing price of the Company's common stock on The NASDAQ National Market on March 30, 2006. In each case, one quarter of these options vest on March 30, 2007 with the remaining options vesting in monthly installments through March 30, 2010. The options are exercisable for a ten-year period under the 2006 Plan.

In addition, on March 29, 2006, the Compensation Committee recommended to the Company’s Board of Directors that the Board of Directors approve the Company’s revised compensation plan for non-employee directors (the “Revised Plan”), which provides that non-employee directors will be eligible to receive an annual option grant valued at $34,000 per annum (as determined pursuant to the Black-Scholes option pricing model). Under the revised plans, the options granted to non-employee directors will have a two-year vesting period and will be exercisable for a ten-year period under the 2006 Plan. On March 29, 2006, the Compensation Committee also recommended to the Company’s Board of Directors that the Board of Directors approve the award of stock options of 20,000 shares to each non-employee director. On April 3, 2006, the Company’s Board of Directors approved the Revised Plan and the grant of stock options to the non-employee directors. The exercise price of these options is $12.89, which was the closing price of the Company's common stock on The NASDAQ National Market on March 30, 2006.

The grants described above were made pursuant to the Form of Award Agreement, which sets forth the terms and conditions of stock options granted under the 2006 Plan to the Company’s employees, directors, and other eligible persons, including the Company’s executive officers. A copy of the Form of Award Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

The following exhibits are filed as part of this report:

99.1         Form of Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: April 4, 2006	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Form of Stock Option Award Agreement